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                                                                  EXHIBIT (23.0)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report on Form 10-K of Badger Meter, Inc., of our report dated January 30, 2002, included in the 2001 Annual Report to Shareholders of Badger Meter, Inc.

Our audits also included the financial statement schedule of Badger Meter, Inc. listed in Item 14(a). This schedule is the responsibility of the company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-27650, 33-65618, 33-62239, 33-62241, 333-28617 and
333-73228) pertaining to the Badger Meter, Inc. 1989 Stock Option Plan, Badger Meter, Inc. 1993 Stock Option Plan, Badger Meter, Inc. 1995 Stock Option Plan, Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Badger Meter, Inc. 1997 Stock Option Plan and Badger Meter, Inc. 1999 Stock Option Plan, of our report dated January 30, 2002, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Badger Meter, Inc. for the year ended December 31, 2001.





                                          Ernst & Young LLP




Milwaukee, Wisconsin
March 11, 2002






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